EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 9, 2004 on the consolidated financial statements of Republic Bancorp, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 as included in Republic Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky

November 29, 2004